EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
of Clarus Corporation

We consent to the incorporation by reference in the registration statements on Form S-8 (Registration Nos. 333-42600, 333-42602, 333-42604, 333-42606, 333-59193, 333-71838 and 333-127686) and on Form S-3 (Registration No. 333-90077) of Clarus Corporation of our reports dated March 13, 2007, with respect to the consolidated balance sheets of Clarus Corporation and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders' equity and comprehensive loss, and cash flows for each of the years in the three-year period ended December 31, 2006, and the related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 annual report on Form 10-K of Clarus Corporation.

Our report on the consolidated financial statements refers to the adoption of Statement of Financial Accounting Standards No. 123(R), "Share Based Payment," as of January 1, 2006.

/s/ KPMG LLP

KPMG LLP Stamford, Connecticut March 13, 2007

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